UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 23, 2013

CONSOLIDATED COMMUNICATIONS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51446	02-0636095
(State of Incorporation)	(Commission File Number)	(IRS employer identification no.)

121 South 17th Street
Mattoon, Illinois	61938-3987
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (217) 235-3311

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 23, 2013, Consolidated Communications Holdings, Inc. (the “Company”) and certain of its subsidiaries entered into a Second Amended and Restated Credit Agreement (the “Second Amended and Restated Credit Agreement”) with Wells Fargo Bank, National Association, as administrative agent.  The Second Amended and Restated Credit Agreement restated in its entirety the Company’s Amended and Restated Credit Agreement, dated June 8, 2011, as amended.

Under the terms of the Second Amended and Restated Credit Agreement, the Company issued initial term loans in the aggregate amount of $910.0 million, with a maturity date of December 23, 2020 (subject to earlier maturity as described below), and used the proceeds to pay off outstanding term loans in the amount of $910.0 million which were scheduled to mature on December 31, 2017 and December 31, 2018.  Also under the terms of the Second Amended and Restated Credit Agreement, the Company obtained a revolving loan facility in the amount of $75.0 million, with a maturity date of December 23, 2018.  Pricing and other terms included the following:
  The terms, conditions and covenants of the initial term loan facility are materially consistent with those in the existing Amended and Restated Credit Agreement, as previously amended.
  The initial term loan maturity date is December 23, 2020, provided that unless the Company’s Senior Unsecured Notes, which mature June 1, 2020, are repaid in full or redeemed in full by December 31, 2019, such maturity date shall be December 31, 2019.
  The initial term loan facility has an interest rate of LIBOR plus 3.25% with a 1.00% LIBOR floor. The initial term loan included an original issue discount of 0.50%. The debt will be amortized at the same 1.0% rate per year. The spread on the revolving loan facility consists of a range from 2.50% to 3.25% based upon the Company’s “Total Net Leverage Ratio” (as such term is defined in the Second Amended and Restated Credit Agreement).
  The Company has the ability to borrow an additional $300 million of incremental term loans (exclusive of proceeds thereof that are used to repay all or a portion of the initial term loan facility and certain other indebtedness), provided that the Company can borrow more than the $300 million if its Senior Secured Leverage Ratio (as such term is defined in the Second Amended and Restated Credit Agreement) would not exceed 2.75 to 1.0.
The foregoing description of the Second Amended and Restated Credit Agreement is qualified in its entirety by the terms of the Second Amended and Restated Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

A copy of the news release issued by the Company on December 23, 2013 announcing the Second Amended and Restated Credit Agreement is included as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise stated in such filing.

Item 9.01. Financial Statements and Exhibits.

(d)            Exhibits .

Exhibit No.	Description

10.1
Second Amended and Restated Credit Agreement, dated as of December 23, 2013, by and among the Company; Consolidated Communications, Inc., as Borrower; the lenders referred to therein; and Wells Fargo Bank, National Association, as administrative agent.

99.1	Press Release dated December 23, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 23 , 2013
Consolidated Communications Holdings, Inc.

	By:	/s/ Steven L. Childers
Name: Steven L. Childers Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1
Second Amended and Restated Credit Agreement, dated as of December 23, 2013, by and among the Company; Consolidated Communications, Inc., as Borrower; the lenders referred to therein; and Wells Fargo Bank, National Association, as administrative agent.

99.1	Press Release dated December 23, 2013